ADIRA ENERGY CORP.
SUBSCRIPTION AGREEMENT

TO:      Adira Energy Corp. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase the number of units (“Units”) of the Corporation set forth below for the aggregate subscription price set forth below, representing a subscription price of US$0.25 per Unit, upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription” attached hereto (together with this page and the attached Schedules, the “Subscription Agreement”). The undersigned acknowledges and agrees that the issue and sale of the Units is taking place in contemplation of all of the issued and outstanding common shares and share purchase warrants of the Corporation, including those being offered pursuant to the Subscription Agreement, being acquired (the “Acquisition”) by AMG Oil Ltd. (“AMG”). The Units are part of an offering of a minimum of 8,000,000 Units (the “Offering”), subject to reduction at the Corporation’s sole discretion. Each Unit consists of one common share (“Common Share”) in the capital of the Corporation and one half of one transferable Common Share purchase warrant (each whole such purchase warrant a “Warrant”). Each whole Warrant shall be exercisable into one additional Common Share of the Corporation (“Warrant Share”) at an exercise price of US$0.50 per Warrant Share for a period of two years from the Closing (defined herein). The Acquisition will be completed pursuant to a securities exchange agreement (the “Securities Exchange Agreement”) to be entered into among the Corporation, the principal shareholders of the Corporation and AMG.

The Subscriber agrees to be bound by the “Terms and Conditions of Subscription” attached hereto and agrees that the Corporation may rely upon the covenants, representations and warranties contained in the Subscription Agreement. In addition to the face page, the Subscriber must also complete all applicable schedules attached hereto. All dollar values referred to in this Subscription Agreement are Canadian dollars unless otherwise indicated.

Name and Address of Subscriber:

Details of Subscriber:

Number of Units: ________________________

(Name of Subscriber - please print)

By: ________________________________________________	Aggregate Subscription Price: ________________
(Authorized Signature)	(the “Subscription Price”)

Details of Beneficial Purchaser (if not the same as
(Official Capacity or Title - please print)	Subscriber):

(Please print name of individual whose signature	(Name of Beneficial Purchaser)
appears above if different than the name of the
Subscriber printed above.)
(Beneficial Purchaser’s Address)

(Subscriber’s Address)
(Beneficial Purchaser’s Telephone Number)

(Telephone Number)

(E-Mail Address)

Register the Units as set forth below:	Deliver the Units as set forth below:

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Address)	(Contact Name)

(Address	(Address)

(Address)

ACCEPTANCE: The undersigned hereby accepts the above subscription on the terms and conditions contained in the Subscription Agreement.

ADIRA ENERGY CORP.

Per: _____________________________________________ Date: ___________________________________________________
Authorized Signatory

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Terms and Conditions of Subscription

Subscription

1.

The Subscriber hereby irrevocably subscribes for and agrees to purchase the number of Units set on the cover page hereof. The Subscriber acknowledges and agrees that the issue and sale of the Units is conditional upon: (a) the acceptance of this Subscription Agreement by the Corporation; and (b) the fulfillment of all of the conditions to closing of the Acquisition as will be set forth in the Securities Exchange Agreement, save and except the condition that the Offering will have completed (the “Acquisition Conditions to Closing”).

2.

The Subscriber tenders herewith the Subscription Price payable to “Aird & Berlis LLP in trust” by certified cheque or wire transfer (payment instructions are included in Schedule “C” hereto). The Subscriber acknowledges that the Subscription Price shall be held by Aird & Berlis LLP in escrow until the closing of the Offering (the “Closing”).

3.

The Subscriber acknowledges that Closing and issuance of the Common Shares and Warrants shall take place immediately prior to the closing of the Acquisition upon fulfillment of the Acquisition Conditions to Closing.

4.

The Subscriber agrees that this subscription is given for valuable consideration and may not be withdrawn or revoked by the Subscriber. It is understood and agreed that this Subscription Agreement and the Subscription Price shall be returned without interest or deduction to the Subscriber at the address indicated above if:

	(a)	the subscription is not accepted by the Corporation; or

	(b)	the Closing of the Offering is not completed by September 30, 2009.

If the subscription is accepted only in part, that portion of the Subscription Price which is not accepted will be returned to the Subscriber without interest or deduction. If the Acquisition is not completed by September 30, 2009, the Subscription Price shall be returned to the Subscriber.

Terms of Exchange upon Acquisition

5.

The Subscriber hereby agrees to sell, transfer, assign and convey to AMG or any successor issuer resulting from the Acquisition (the “Successor”) the Units in exchange (the “Exchange”) for units (“Successor Units”) in the Successor. The Successor Units will be comprised of common shares in the Successor (“Successor Shares”) and warrants to purchase the Successor Shares (“Successor Warrants”). The Exchange shall take place concurrently with the completion of the Acquisition in the manner set out in the Securities Exchange Agreement.

6.

Pursuant to the terms of the Exchange, the Common Shares will be purchased by the Successor in consideration for the issuance of the same number of Successor Shares as Common Shares subscribed for under this Subscription Agreement. The Warrants will be cancelled and the same number of Successor Warrants as Warrants acquired under this Subscription Agreement will be issued to the Subscriber. Each Successor Warrant shall be exercisable into one Successor Share (each a “Successor Warrant Share”) at an exercise price of US$0.50 per Successor Warrant Share for a period of two years from the Closing (the “Initial Successor Warrant Expiry Date”). In the event that the weighted average trading price of the Successor Shares listed on an exchange exceeds US$1.00 per Successor Share for a period of 20 consecutive trading days (the 20th day of such trading period, the “Acceleration Date”) the Initial Successor Warrant Expiry Date shall be accelerated to that date which is 30 days after the Acceleration Date. In the event the exchange the Successor is listed on is Canadian, the Successor Share price with respect to the Acceleration Date shall be in Canadian dollars. The exchange rate shall be the Canadian dollar equivalent of US$1.00 on the Closing.

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7.

The Subscriber hereby irrevocably constitutes and appoints the President of Adira to carry out the actions necessary to complete the Exchange with full power of substitution in its place, particularly authorizing the President of Adira:

	(a)	to act as its representative at the Closing and to execute in its name and on its behalf all closing receipts and documents required;

	(b)	to endorse the certificates representing the Common Shares and Warrants issued to the Subscriber for transfer to AMG in order to give effect to the Exchange;

	(c)	to complete or correct any errors or omissions in or to make non-material amendments, modifications or supplements to any form or document, including this Subscription Agreement, if necessary;

	(d)	to receive on its behalf certificates representing the Successor Shares and Successor Warrants;

	(e)	to approve any opinions, certificates or other documents addressed to the Subscriber;

	(f)	to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Subscriber and contained in the Securities Exchange Agreement;

	(g)	to exercise any rights of termination contained in the Securities Exchange Agreement or any of the ancillary agreements thereto; and

	(h)	perform any other act required to complete the transactions set out in the Securities Exchange Agreement.

Representations and Warranties of the Subscriber

8.	The Subscriber represents and warrants to the Corporation as follows and acknowledges that the Corporation is relying on such representations and warranties in accepting this subscription:

(a)

the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person or is deemed under securities laws of Canada to be purchasing as principal, and in either case, is purchasing the Units for investment only and not with a view to resale or distribution;

	(b)	this Subscription Agreement has been duly authorized, executed and delivered by the Subscriber and constitutes a legal, valid, binding and enforceable obligation of the Subscriber;

	(c)	if an individual, the Subscriber has obtained the age of majority and is legally competent to execute this Subscription Agreement and complete the subscription for Units hereunder;

(d)

if not an individual, (i) the Subscriber is a valid and existing entity, has, full power, necessary capacity and absolute authority to execute this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary action in respect thereof; (ii) all necessary approvals have been given to authorize it to execute this Subscription Agreement; (iii) the Subscriber agrees to deliver to the Corporation such evidence of such authority may be reasonably required; (iv) the execution of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any terms or provisions of any law applicable to or the constating documents of the Subscriber or of any agreement, written or oral, to which the Subscriber may be a party or by which it is or may be bound;

	(e)	the Subscriber has not received any document purporting to describe the business and affairs of the Corporation that has been prepared primarily for delivery to and review by prospective

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investors so as to assist those investors to make an investment decision in respect of the Units being sold;

(f)

the Subscriber has had opportunity to review the filings made by AMG under the United States Securities Exchange Act of 1934, as amended, which filings may be viewed at the web site of the United States Securities Exchange Commission at www.sec.gov and at www.sedar.com;

(g)

all prior agreements between Corporation and the Subscriber, including any prior subscription agreements, shareholders’ agreements or other documents, are hereby terminated, superseded and replaced by this Subscription Agreement;

(h)

if the Subscriber is a resident in a province or territory of Canada, the Subscriber has completed and duly executed a copy of the Accredited Investor Certificate, which is attached to this Subscription Agreement as Schedule “A”;

(i)

the Subscriber hereby acknowledges the volatile nature of investments in the junior oil and gas exploration sector and the consequent potential that the entire investment in the Corporation could be lost as a result of the inherent risks associated with such investments as well as the uncertainty in procuring adequate and ongoing funding required by the Corporation to bring any project to profitable production. The Subscriber further hereby acknowledges and agrees that it has not relied in any manner upon the information and/or advice given by the Corporation or Adira Energy Israel Ltd. in the preparation, negotiation and/or implementation of this subscription and has taken all reasonable actions to satisfy itself as to the consequences of entering into this subscription and any decision taken by it to invest in the Corporation is as a result of its own investigations of the information provided by the Corporation and from no other source;

(j)	the Subscriber confirms that:

	(i)	the Subscriber is not resident in the United States or a “U.S. Person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”);

	(ii)	the Subscriber was not offered the Units in the United States;

	(iii)	the structure of this transaction is not a scheme to avoid the registration requirements of the U.S. Securities Act;

	(iv)	the Subscriber has no intention to distribute either directly or indirectly the Units in the United States, except in compliance with U.S. Securities Act;

	(v)	the Subscriber did not execute or deliver this Subscription Agreement in the United States; and

	(vi)	the authorized representative of the Subscriber that originated the buy order on the Subscriber’s behalf was not in the United States when the buy order was originated;

(k)

the Subscriber acknowledges that the offer and sale of the Units has not been registered under the U.S. Securities Act or the securities laws of any state of the United States, that the Units may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom and the Corporation has no obligation or present intention of filing a registration statement under the U.S. Securities Act or any state securities laws in respect of any of the Units;

(l)

if the Subscriber is not a resident of Canada and is not a resident of the United States, or otherwise not subject to the securities laws of any of the provinces of Canada, the Subscriber has completed and duly executed a copy of the International Subscriber Certificate, which is attached to this Subscription Agreement as Schedule “B”;

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(m)	every Subscriber that is not a resident of Canada or the United States represents and warrants the following:

	(i)	it is resident and located outside of Canada and the United States;

(ii)

all acts of solicitation, conduct or negotiations directly or indirectly in furtherance of the purchase of the Units occurred outside of Canada and the United States and no offer was made to the Subscriber in Canada or the United States and the buy order in respect of the subscription was not placed from within Canada or the United States;

(iii)

is knowledgeable of, or has been independently advised as to, the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which the Subscriber is resident (the “International Jurisdiction”) which would apply to the acquisition of the Subscriber’s Units;

(iv)

the Subscriber is purchasing the Units pursuant to exemptions from all prospectus and registration requirements, or equivalent requirements, under applicable securities laws or the Subscriber is permitted to purchase the Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemptions;

(v)

the applicable securities laws of the Authorities in the International Jurisdiction do not require the Corporation to make any filings or seek any approvals of any kind whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Units; and

	(vi)	the purchase of the Units by the Subscriber does not trigger:

		(A)	any obligation to prepare and file a prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction; or

		(B)	any continuous disclosure reporting obligation of the Corporation in the International Jurisdiction; and

(C)

the Subscriber will, if requested by the Corporation, deliver to the Corporation a certificate or opinion of local counsel from the International Jurisdiction which will confirm certain of the matters referred to in the subparagraphs above to the satisfaction of the Corporation and the Agents (as hereinafter defined), acting reasonably.

(n)

the Subscriber has not made its decisions to purchase the Units through or as a result of any general solicitation or general advertising, including articles, notices, investor presentations or other communications published in a newspaper, magazine or similar media or any seminar or meeting whose attendees have been invited by general solicitation or general advertising and the distribution of the Units has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display or as part of a general solicitation;

(o)	no person has made any written or oral representations:

	(i)	that any person will resell or repurchase the Units;

	(ii)	that any person will refund the Subscription Price; or

	(iii)	as to the future price or value of the Units; and

(p)	None of the funds being used to purchase the Units are, to the Subscriber’s knowledge, proceeds obtained or derived, directly or indirectly, as a result of illegal activities.

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By accepting the Units, the Subscriber shall be representing and warranting that the foregoing representations and warranties are true and correct as at the time of completion of the subscription for Units on the date of acceptance of this Subscription by the Corporation, with the same force and effect as if they had been made by the Subscriber at such time and shall in each case survive the closing of the transactions contemplated hereby notwithstanding any subsequent disposition by the Subscriber of the Units.

Representations, Warranties and Covenants of the Corporation

9.	The Corporation represents and warrants to the Subscriber as follows and acknowledges that the Subscriber is relying on such representations and warranties in accepting this subscription:

	(a)	the Corporation has been incorporated and is validly subsisting and is in good standing under the laws of its jurisdiction of incorporation;

	(b)	the Corporation has full power and authority to execute, deliver and perform each of its obligations under this Subscription Agreement, including the issue of the Common Shares and Warrants;

(c)

this Subscription Agreement, when accepted by the Corporation, and the Share Exchange Agreement, when executed, will constitute valid and binding obligations of the Corporation, enforceable in accordance with their terms;

(d)

the Corporation will promptly comply with all filing and other requirements under all applicable securities laws and the issuance and sale of the Common Shares and Warrants shall be carried out in compliance with all applicable securities legislation relating to the issue and sale of the Common Shares and Warrants;

	(e)	the Corporation will have taken all necessary steps to duly and validly create the Common Shares and Warrants for issuance before the Closing; and

	(f)	the Corporation will use commercially reasonable efforts to effect the closing of the Acquisition before September 30, 2009.

Acknowledgments and Covenants of the Subscriber

10.	The Subscriber acknowledges and covenants that:

(a)

the Common Shares, Warrants and Warrant Shares are subject to transfer and resale restrictions pursuant to the constating documents of the Corporation, the Securities Act (Ontario) and the regulation, rules, orders, instruments and published policy statements applicable thereunder, including National Instrument 45-102 Resale of Securities and the restrictions set out in section 11 hereof;

(b)

the Subscriber shall not knowingly transfer his, her or its Common Shares, Warrants or Warrant Shares in whole or in part to a person who is not able to make the representations, warranties and covenants contained in this Subscription Agreement or otherwise requested by the Corporation;

(c)

the Corporation is not, and will not be as at the Closing, a “reporting issuer” (as that term is defined in the Securities Act (Ontario)) and there is no assurance that the Corporation will ever become a “reporting issuer” in the future;

	(d)	the certificates representing the Common Shares, Warrants and Warrant Shares, will bear, as of the Closing, a legend substantially in the following form and with the necessary information inserted:

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“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE CLOSING DATE]; AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”

(e)

The Successor Units may be subject to British Columbia Instrument 51-509 - Issuers Quoted in the U.S. Over-the-Counter Markets (“BC Instrument 51-509”) if the securities are to be sold in or from British Columbia and in addition, may therefore need to be endorsed with the following legend contemplated by BC Instrument 51-509:

“Unless otherwise permitted under securities legislation, the holder of this security must not trade the security in or from British Columbia unless the conditions in section 12 (2) of BC Instrument 51-509 Issuers Quoted in the U.S. Over-the-Counter Market are met”;

(f)	the Units subscribed for by the Subscriber form part of an offering of a larger number of Units;

(g)

the Subscriber is responsible for obtaining such legal advice as the Subscriber considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and any subsequent transfer or resale of the Common Shares, Warrants or Warrant Shares;

(h)

the Subscriber has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment in the Corporation and is able to bear the economic risk of loss of such investment. The Subscriber acknowledges and agrees that it is responsible for obtaining such legal, investment, accounting and tax advice as the Subscriber considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the transactions contemplated hereunder;

(i)

the Subscriber understands that (i) there is no right to demand any distribution from the Corporation, (ii) it is not anticipated that there will be any public market for the Common Shares, Warrants or Warrant Shares and (iii) it may not be possible to sell or dispose of the Common Shares, Warrants or Warrant Shares; and

(j)

the Subscriber agrees to comply with all applicable laws of its jurisdiction of incorporation/residence in connection with this Subscription Agreement and the issuance of the Common Shares, Warrants and Warrant Shares hereunder.

Restrictions under the U.S. Securities Act

11.

The Subscriber acknowledges and agrees that the Successor Shares, Successor Warrants, and Successor Warrant Shares will not be offered and sold to the Subscriber without such offer and sale being registered under the U.S. Securities Act and will be issued to the Subscriber in an offshore transaction outside of the United States in accordance with a safe harbour from the registration requirements of the U.S. Securities Act provided by Rule 903 of Regulation S of the U.S. Securities Act based on the representations and warranties of the Subscriber in this Agreement. As such, the Subscriber acknowledges that the Successor Shares, Successor Warrants, and Successor Warrant Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction. Further, the Subscriber acknowledges that the Successor Warrants cannot be exercised unless pursuant to the provisions of Regulation S of the U.S. Securities Act, pursuant to an exemption from registration under the U.S. Securities Act or pursuant to an effective registration statement under the U.S. Securities Act, and in each case in accordance with all applicable state securities laws and the laws of any other jurisdiction. The Subscriber agrees to resell the Successor Shares, Successor Warrants, and Successor Warrant Shares only

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in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration pursuant to the U.S. Securities Act. The Subscriber agrees that the Successor may refuse to register any transfer of the Successor Shares, Successor Warrants, and Successor Warrant Shares not made in accordance with the provisions of Regulation S of the U.S. Securities Act, pursuant to registration under the U.S. Securities Act, pursuant to an available exemption from registration. The Subscriber agrees that Successor may require the opinion of legal counsel reasonably acceptable to the purchaser in the event of any offer, sale, pledge or transfer of any of the Successor Shares, Successor Warrants, and Successor Warrant Shares by Subscriber pursuant to an exemption from registration under the U.S. Securities Act. The Subscriber acknowledges that the purchaser has no obligation to register the resale of any of the Successor Shares, Successor Warrants, and Successor Warrant Shares by the Subscriber pursuant to the U.S. Securities Act. The Subscriber acknowledges and agrees that the Successor will be a “shell company” as defined under the U.S. Securities Act and, as a consequence, the Subscriber will not be entitled to resell any of the Successor Shares, Successor Warrants, and Successor Warrant Shares issued to them on the Closing in the United States within the period of one year following the date that the Successor files “Form 10 Information”, as defined in Rule 144 under the U.S. Securities Act, with the United States Securities and Exchange Commission.

Compensation of Agent.

12.

The Subscriber understands that, in connection with the issue and sale of Units pursuant to the Offering, the Corporation has engaged Sandfire Securities Inc. (“Sandfire”) and may engage certain other persons to aid in the sale of the Units (each an “Agent”), and the Agent will receive from the Corporation on Closing:

	(a)	a cash commission equal to 7% of the aggregate gross proceeds of the Offering raised by the Agent; and

(b)

Agent compensation warrants (each a “Agent Warrant”) equal to 7% of the aggregate number of Units sold by the Agent pursuant to the Offering, each Agent Warrant entitling the Agent to purchase for a period of two years from the Closing, at an exercise price of US$0.25 per Agent Warrant, one Common Share. The Agent Warrants will be exchanged for warrants to acquire common shares in the Successor (“Successor Agent Warrants”) upon completion of the Acquisition. The Successor Agent Warrants shall be exercisable for a period of two years from the Closing at an exercise price of US$0.25 per Successor Agent Warrant, for one Successor Share.

In addition, Sandfire shall receive:

(a)	a success fee of $10,000 payable upon Closing; and

(b)

the fees, expenses and disbursements of the Agent in connection with the Offering up to a maximum of $5,000 (plus GST if applicable) in addition to legal fees up to a maximum of $10,000 (plus GST if applicable).

No other commission is payable by the Corporation in connection with the completion of the Offering.

Collection of Personal Information.

13.

The Subscriber acknowledges and consents to the fact that the Corporation is collecting the Subscriber’s personal information for the purpose of fulfilling this Subscription Agreement and completing the Offering. The Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission as referred to below), (b) the Corporation’s registrar and transfer agent, (c) Canadian tax authorities, (d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and (e) any of the other

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parties involved in the Offering, including legal counsel, and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information (and, if applicable, the personal information of those on whose behalf the Subscriber is contracting hereunder) and to the retention of such personal information for as long as permitted or required by law or business practice. Notwithstanding that the Subscriber may be purchasing Units as agent on behalf of an undisclosed principal, the Subscriber agrees to provide, on request, particulars as to the identity of such undisclosed principal as may be required by the Corporation in order to comply with the foregoing.

Furthermore, the Subscriber is hereby notified that:

(a)

the Corporation may deliver to the Ontario Securities Commission certain personal information pertaining to the Subscriber, including such Subscriber’s full name, residential address and telephone number, the number of Units purchased by the Subscriber and the total purchase price paid for such Units, the prospectus exemption relied on by the Corporation and the date of distribution of the Units,

(b)	such information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in securities legislation,

(c)	such information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and

(d)

the Subscriber may contact the following public official in Ontario with respect to questions about the Ontario Securities Commission’s indirect collection of such information at the following address and telephone number:

Administrative Assistant to the Director of Corporate Finance
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario, M5H 3S8
Telephone: (416) 593-8086

Indemnity

14.

The Subscriber agrees to indemnify the Corporation against all losses, claims, costs, expenses and damages or liabilities which they may suffer or incur or cause arising from the reliance on the representations, certifications, warranties, covenants and acknowledgements of the Subscriber to the Corporation, as the case may be.

Confidentiality

15.

The Subscriber hereby agrees to keep confidential all information which may be provided to the Subscriber relating to the business and affairs of the Corporation upon becoming a shareholder of the Corporation, and not to distribute or otherwise make available any such information to any other person or otherwise exploit any such information.

General Provisions

16.

The Subscriber shall execute and deliver such additional instruments, certificates and other documents as may be required or requested by the Corporation, acting reasonably, to permit the purchase of the Units or otherwise to carry out the provisions and intent of this Subscription Agreement.

17.	The Subscriber hereby authorizes the Corporation to correct any minor errors in, or complete any information missing from any part of this Subscription Agreement.

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18.	No rights or obligations of the Subscriber hereunder may be assigned without the prior written consent of the Corporation.

19.

This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Subscriber irrevocably attorns to the non-exclusive jurisdiction of the courts of Ontario with respect to any matters arising out of this Subscription Agreement.

20.

The Corporation shall be entitled to rely on delivery by facsimile or email of an executed copy of this Subscription Agreement and acceptance by the Corporation of that delivery shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms of this Subscription Agreement.

21.	This Subscription Agreement shall be read with such changes in number and gender as the context or the reference to parties may require.

22.	Time shall be of the essence in this Subscription Agreement and every part hereof and no extension or variation of this Subscription Agreement shall operate as a waiver of this provision.

23.

This Subscription Agreement constitutes the only agreement between the Corporation and the Subscriber with respect to the subject matter hereof and shall supercede any and all prior negotiations and understandings and there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or therein.

24.

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, legal personal representatives, successors and permitted assigns.

25.	The terms of this Subscription Agreement may only be amended in writing.

26.

The parties hereto confirm their express wish that this Subscription Agreement and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que la présente ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.

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SCHEDULE “A”

REPRESENTATION LETTER

TO BE COMPLETED BY CANADIAN SUBSCRIBERS

TO:                 Adira Energy Corp. (the “Corporation”)

In connection with the purchase of Units of the Corporation by the undersigned subscriber (the “Subscriber”, for the purposes of this Schedule “A”) on or about ______________________, 2009, the Subscriber hereby represents, warrants, covenants and certifies (by completing and signing this certificate) on behalf of itself and, if applicable, the person on whose behalf the Subscriber is contracting, to the Corporation and its counsel (which representations, warranties and certifications shall survive the closing of the purchase of the Units for a period of two years, notwithstanding the completion of the purchase of the Units), acknowledging that the Corporation and its counsel are relying thereon, that:

(a)	it is (the clause checked below applies):

	(i)	[ ] purchasing the securities as principal; or

	(ii)	[ ] deemed to be purchasing as principal under applicable securities laws, in accordance with the following statutory provisions:

(b)

an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced in the Exhibit to this Representation Letter beside which the undersigned has marked his initials; and

(c)

upon execution of this Schedule “A” by the Subscriber, this Schedule “A” shall be incorporated into and form a part of the Subscription Agreement and all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Subscription Agreement.

Name of Subscriber (please print)

By: ___________________________________________
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at _________________________ this _______ day of ______________, 2009.

IMPORTANT PLEASE COMPLETE THE EXHIBIT TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

EXHIBIT TO SCHEDULE “A”

TO BE COMPLETED BY CANADIAN SUBSCRIBERS

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Please complete the Representation Letter to the Corporation by marking your initials beside the category of “accredited investor” to which you belong:

[ ] 1.	Canadian financial institution, or a Schedule III bank.

[ ] 2.	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

[ ] 3.

A subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

[ ] 4.

A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

[ ] 5.	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

[ ] 6.	Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

[ ] 7.

Municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.

[ ] 8.	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

[ ] 9.	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

[ ] 10.

An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

[ ] 11.

An individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

[ ] 12.	An individual who, either alone or with a spouse, has net assets of at least $5,000,000.

[ ] 13.	A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

[ ] 14.

An investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of National Instrument 45-106, and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or (iii) a person described in (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106.

[ ] 15.

An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

[ ] 16.

A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

[ ] 17.

A person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund.

[ ] 18.

A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

[ ] 19.	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

[ ] 20.

A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

[ ] 21.	An investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

[ ] 22.

A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

Interpretative Aids

The following definitions relate to certain of the categories of NI 45-106 - Accredited Investor set forth above:

(a)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(b)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(c)

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebéc where control person means any person that holds or is one of a combination of persons that holds

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(d)	“director” means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(e)	“eligibility adviser” means

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

		A.	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

B.

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(f)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

(g)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.;

(h)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(i)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(j)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(k)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(l)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(m)	“non-redeemable investment fund” means an issuer,

	(i)	where contributions of securityholders are pooled for investment,

	(ii)	where securityholders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)

whose securities do not entitle the securityholder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(n)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(o)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(p)	“related liabilities” means

	(i)	Liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	Liabilities that are secured by financial assets;

(q)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(r)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(s)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

(t)	An issuer is an affiliate of another issuer if:

	(i)	one of them is the subsidiary of the other, or

	(ii)	each of them is controlled by the same person, and

(u)	A person (first person) is considered to control another person (second person) if:

(i)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

	(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or

	(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian dollars.

SCHEDULE “B”

REPRESENTATION LETTER

TO BE COMPLETED BY INTERNATIONAL SUBSCRIBERS

TO:                          Adira Energy Corp. (the “Corporation”)

In connection with the purchase of Units of the Corporation by the undersigned subscriber (the “Subscriber”, for the purposes of this Schedule “B”) on or about ______________________, 2009, the Subscriber hereby represents, warrants, covenants and certifies (by completing and signing this certificate) on behalf of itself and, if applicable, the person on whose behalf the Subscriber is contracting to the Corporation and its counsel (which representations, warranties and certifications shall survive the closing of the purchase of the Units for a period of two years, notwithstanding the completion of the purchase of the Units) and acknowledges that the Corporation and its counsel are relying thereon that:

(a)	it is (the clause checked below applies):

	(i)	[ ]	purchasing the securities as principal; or

	(ii)	[ ]	deemed to be purchasing as principal under applicable securities laws, in accordance with the following statutory provisions:

(b)	it is located outside of Canada and the United States;

(c)	all acts of solicitation, conduct or negotiations directly or indirectly in furtherance of the purchase of the securities occurred outside of Canada and the United States;

(d)

the securities laws of the jurisdiction in which it is resident as set out on the cover page of the Subscription Agreement, govern its subscription, and the issuance of the Common Shares, Warrants and Warrant Shares to it may be effected by the Corporation without the necessity of filing any document with or obtaining any approval from or effecting any registration with any governmental entity or similar regulatory authority having jurisdiction over the Subscriber and the Subscriber complies with the requirements of all applicable laws in the jurisdiction of its residence, and will provide such evidence of compliance with all such matters as the Corporation may request;

(e)

it is an “accredited investor” within the meaning of NI 45-106 on the basis that the undersigned fits within the category of an “accredited investor” reproduced in the Exhibit to this Representation Letter beside which the undersigned has marked his initials; and

(f)

upon execution of this Schedule “B” by the Subscriber, this Schedule “B” shall be incorporated into and form a part of the Subscription Agreement and all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Subscription Agreement.

Name of Subscriber (please print)

By: ___________________________________________________
Authorized Signature

Official Title or Capacity (please print)

Name of Signatory (please print name of individual whose signature appears above different than name of Subscriber)

DATED at _________________________ this _______day of ______________, 2009.

IMPORTANT PLEASE COMPLETE THE EXHIBIT TO THIS REPRESENTATION LETTER BY MARKING YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

EXHIBIT TO SCHEDULE “B”

TO BE COMPLETED BY INTERNATIONAL SUBSCRIBERS

PLEASE MARK YOUR INITIALS BESIDE THE CATEGORY TO WHICH YOU BELONG

Please complete the Representation Letter to the Corporation by marking your initials beside the category of “accredited investor” to which you belong:

[ ] 1.	Canadian financial institution, or a Schedule III bank.

[ ] 2.	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

[ ] 3.

A subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

[ ] 4.

A person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

[ ] 5.	An individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

[ ] 6.	Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

[ ] 7.

Municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec.

[ ] 8.	Any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

[ ] 9.	A pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

[ ] 10.

An individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

[ ] 11.

An individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

[ ] 12.	An individual who, either alone or with a spouse, has net assets of at least $5,000,000.

[ ] 13.	A person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

[ ] 14.

An investment fund that distributes or has distributed its securities only to (i) a person that is or was an accredited investor at the time of the distribution, (ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] of National Instrument 45-106, and 2.19 [Additional investment in investment funds] of National Instrument 45-106, or (iii) a person described in (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of National Instrument 45-106.

[ ] 15.

An investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt.

[ ] 16.

A trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

[ ] 17.

A person acting on behalf of a fully managed account managed by that person, if that person (i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and (ii) in Ontario, is purchasing a security that is not a security of an investment fund.

[ ] 18.

A registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

[ ] 19.	An entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

[ ] 20.

A person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

[ ] 21.	An investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

[ ] 22.

A person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as (i) an accredited investor, or (ii) an exempt purchaser in Alberta or British Columbia.

Interpretative Aids

The following definitions relate to certain of the categories of NI 45-106 - Accredited Investor set forth above:

(v)	“bank” means a bank named in Schedule I or II of the Bank Act (Canada);

(w)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(x)

“control person” has the same meaning as in securities legislation except in Manitoba, Newfoundland and Labrador, Northwest Territories, Nova Scotia, Nunavut, Ontario, Prince Edward Island and Quebéc where control person means any person that holds or is one of a combination of persons that holds

	(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

	(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(y)	“director” means:

	(i)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

	(ii)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

(z)	“eligibility adviser” means

(i)

a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan and Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

		A.	have a professional, business or personal relationship with the issuer, or any of its directors, executive officer, founders, or control persons, and

B.

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(aa)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

	(iii)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

	(iv)	performing a policy-making function in respect of the issuer;

(bb)	“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation.;

(cc)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction, or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(dd)	“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

(ee)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(ff)	“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure;

(gg)	“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

(hh)	“non-redeemable investment fund” means an issuer,

	(i)	where contributions of securityholders are pooled for investment,

	(ii)	where securityholders do not have day-to-day control over the management and investment decisions of the issuer, whether or not they have the right to be consulted or to give directions, and

(iii)

whose securities do not entitle the securityholder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets of the issuer;

(ii)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

(jj)	“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

(kk)	“related liabilities” means

	(i)	Liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	Liabilities that are secured by financial assets;

(ll)	“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(mm)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii) above, or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(nn)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

(oo)	An issuer is an affiliate of another issuer if:

	(i)	one of them is the subsidiary of the other, or

	(ii)	each of them is controlled by the same person, and

(pp)	A person (first person) is considered to control another person (second person) if:

(i)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless that first person holds the voting securities only to secure an obligation,

	(ii)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interest of the partnership, or

	(iii)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian dollars.

SCHEDULE “D”

TERM SHEET

ADIRA ENERGY CORP.

PRIVATE PLACEMENT OF UNITS
(THE “OFFERING”)

Issuer:	Adira Energy Corp. (“Adira” or the “Corporation”)

Jurisdiction:	Canada and such other international jurisdictions (excluding the USA) (collectively, the “Jurisdictions”) as are agreed to between Adira and Sandfire Securities Inc.

Offering:

A minimum of US$2,000,000 by the issuance of 8,000,000 units (each a “Unit”) subject to reduction at the Corporation’s sole discretion provided the conditions of the Securities Exchange Agreement (as hereinafter defined) are met, each Unit consisting of one common share (“Common Share”) in the capital of Adira and one half of one transferable Common Share purchase warrant (each whole such purchase warrant a “Warrant”). Each whole Warrant shall be exercisable into one additional Common Share of Adira (“Warrant Share”) at an exercise price of US$0.50 per Warrant Share for a period of two years from the closing of the Offering (“Closing”).

Price:	The subscription price is US$0.25 per Unit (the “Subscription Price”).

Condition:

The Offering is taking place in contemplation of the acquisition (the “Acquisition”) by AMG Oil Ltd. (“AMG”) of all of the issued and outstanding common shares and share purchase warrants of Adira, including those being offered pursuant to the Offering. The Acquisition will be completed pursuant to a securities exchange agreement (the “Securities Exchange Agreement”) to be entered into among Adira, the principal shareholders of Adira and AMG. Completion of the Offering is a condition to the closing of the Acquisition. The closing of the Offering is conditional upon the fulfillment of all of the conditions to closing of the Acquisition as will be set forth in the Securities Exchange Agreement, save and except the condition that the Offering will have completed (the “Acquisition Conditions to Closing”). Subscriptions to the Offering are irrevocable by subscribers.

Escrow:

The Subscription Price will be held in escrow until the Closing. If the Closing is not completed by September 30, 2009, the Subscription Price shall be returned. Funds will be released to Adira upon closing of the Offering.

Exchange:

The Units will be exchanged (the “Exchange”) for units (“Successor Units”) in AMG or the successor entity resulting from the Acquisition (the “Successor”), concurrent with the Closing of the Acquisition. Each subscriber will receive one Successor Unit for each Unit purchased in the Offering. The Successor Units will be comprised of common shares in the Successor (“Successor Shares”) and warrants to purchase Successor Shares (“Successor Warrants”). The Successor Warrants shall contain acceleration provisions such that, in the event that the weighted average trading price of the Successor Shares listed on an exchange exceeds US$1.00 per Successor Share for a period of 20 consecutive trading days (the 20th day of such trading period, the “Acceleration Date”) the expiry date of the Successor Warrants shall be accelerated to that date which is 30 days after the Acceleration Date. In the event the exchange the Successor is listed on is Canadian, the Successor Share price with respect to the Acceleration Date shall be in Canadian dollars. The exchange rate shall be the Canadian dollar equivalent of US$1.00 on the Closing.

Closing:

Closing of the Offering and issuance of the Common Shares and Warrants shall take place immediately prior to the closing of the Acquisition upon satisfaction of all Acquisition Conditions to Closing. The Closing is expected to occur on or before 5:00 p.m. (Toronto time) no later than June 30, 2009.

Agents’ Compensation:

Sandfire and any other person engaged to and in the sale of the Units (each an “Agent”) will receive a cash commission equal to 7% of the aggregate gross proceeds of the issue of Units resulting from orders which the Agent has introduced and confirmed to the Company, a success fee of $10,000 payable on Closing and compensation warrants (each an “Agent Warrant”) which will entitle the Agent to purchase a number of Common Shares equal to 7% of the number of Units issued resulting from orders which the Agent has introduced and confirmed to Adira, at a price of US$0.25 per Common Share for a period of 24 months following closing of the Offering. The Agent Warrants will be exchanged for warrants to acquire common shares in the Successor upon completion of the Acquisition. In addition, Adira shall be responsible for the expenses of Sandfire up to a maximum of $5,000 (plus GST if applicable) and the legal fees of Sandfire up to a maximum of $10,000 (plus GST if applicable).

Exemptions Relied Upon:

The sale of the securities contemplated in this Term Sheet are to be effected in reliance upon the “accredited investor” exemption found in s. 2.3 of National Instrument 45-106- Prospectus Exempt Distributions.

Terms of the Acquisition:

Upon completion of the Acquisition steps will be taken to change the name of AMG to “Adira Energy Corp.” and change its board of directors to be comprised of five appointees of Adira, one appointee of AMG to be approved by Adira, and one additional member designated by the board following the closing of the Acquisition. The closing of the Acquisition is subject to a number of other conditions precedent including the satisfactory completion of due diligence by both Adira and AMG. Further details are included in the LOI and the Securities Exchange Agreement.